Exhibit 6.20

Landa Lease

This Residential Lease Agreement (hereinafter “Lease”) is entered into this on                                   by and between the Lessor: Landa Properties LLC (hereinafter referred to as “Landlord”), and the Lessee(s):              . All Lessees (hereinafter referred to collectively as “Tenant”), are jointly, severally and individually bound by, and liable under, the terms and conditions of this Lease.

For the valuable consideration described below, the sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby covenant, contract and agree as follows:

Landlord Entry

In addition to the rights provided by applicable North Carolina law, Landlord shall have the right to enter the Leased Premises at all reasonable times for the purpose of inspecting the same and/or showing the same to prospective tenants or purchasers, and to make such reasonable repairs and alterations as may be deemed necessary by Landlord for the preservation of the Leased Premises or the building and to remove any alterations, additions, fixtures, and any other objects which may be affixed or erected in violation of the terms of this Lease Agreement. Landlord shall give reasonable notice of intent to enter the Leased Premises except in the case of an emergency.

Tenant Insurance

Landlord does not maintain insurance to cover damages to Tenant’s or Tenant’s invitees, licensees, and/or guests personal belongings or personal injury sustained by Tenant and/or Tenant’s invitees, licensees, and/or guests. Landlord shall not be liable to Tenant, Tenant’s family or Tenant’s invitees, licensees, and/or guests for damages not proximately caused by Landlord or Landlord’s agents. Landlord will not compensate Tenant or anyone else for damages proximately caused by any other source whatsoever, or by Acts of God. Tenant assumes all liability for personal injury, property damage or loss, and insurable risk. Tenant is therefore strongly encouraged to independently purchase insurance to protect Tenant, Tenant’s family, Tenant’s invitees, licensees, and/or guests, and all personal property on the Leased Premises and/or in any common areas from any and all damages.

Remedies Not Exclusive

The remedies and rights contained in and conveyed by this Lease Agreement are cumulative, and are not exclusive of other rights, remedies and benefits allowed by applicable North Carolina law.

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Early Termination

Tenant may, upon the written consent of Landlord, terminate this Lease Agreement prior to expiration of the term of this Lease Agreement; provided however, that Tenant must provide Landlord no less than thirty (30) days prior written notice of such early termination and comply with the “move out” procedures set forth in below.

In the event that Tenant is permitted to terminate the Lease Agreement pursuant to this Section [9], then Tenant shall pay an amount equal up to two (2) months of the Monthly Rent as an early termination fee (“Early Termination Fee”). The Landlord shall waive its right to seek additional Monthly Rent payments beyond the month in which Landlord retakes possession.

Consequences of Breach by Tenant

If Tenant, by any act or omission, or by the act or omission of any of Tenant’s family or invitees, licensees, and/or guests, violates any of the terms or conditions of this Lease Agreement or any other documents made a part hereof by reference or attachment, Tenant shall be considered in breach of this Lease Agreement (breach by one tenant shall be considered breach by all tenants where Tenant is more than one person).

In case of such breach Landlord may deliver a written notice to the Tenant in breach specifying the acts and omissions constituting the breach and that this Lease Agreement will terminate upon a date not less than thirty (30) days after receipt of the notice if the breach is not remedied within a reasonable time not in excess of thirty (30) days; and this Lease Agreement shall terminate and the Tenant shall surrender possession as provided in the notice subject to the following: a. If the breach is remediable by repairs, the payment of damages, or otherwise, and the Tenant adequately remedies the breach prior to the date specified in the notice, this Lease Agreement shall not terminate. b. In the absence of a showing of due care by the Tenant, if substantially the same act or omission which constituted a prior noncompliance of which notice was given recurs within six (6) months, the Landlord party may terminate this Lease Agreement upon at least fourteen (14) days written notice specifying the breach and the date of termination of this Lease Agreement. c. However, if the breach by the Tenant is nonpayment of the Monthy Rent, the Landlord shall not be required to deliver thirty (30) days’ written notice as provided above. In such event, the Landlord may serve Tenant with a seven (7) day written notice of termination, whereupon the Tenant must pay the unpaid portion of the Monthly Rent in full or surrender possession of the Leased Premises by the expiration of the seven (7) day notice period. d. If this Lease Agreement is terminated, Landlord shall return all prepaid and unearned portion of the Monthly Rent, and any amount of the security deposit recoverable by the Tenant.

If this Lease Agreement is terminated, Landlord shall return all prepaid and unearned portion of the Monthly Rent, and any amount of the security deposit recoverable by the Tenant. Furthermore, this Lease Agreement may be terminated by a three (3) day written notice delivered by Landlord if the Tenant has committed a substantial violation of this Lease Agreement or applicable law that materially affects health and safety.

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Obligations And Duties of Tenant

Tenant shall:

a.	Keep that part of the Leased Premises that Tenant occupies and uses as clean and as safeas the condition as the Leased Premises permits. If the Leased Premises contains a lawn or other outdoor space that is used exclusively by the Tenant, then Tenant shall keep the lawn mowed and edged, beds free of weeds, shrubs trimmed, trash and grass clippings picked up on a regular basis, and shall keep the Leased Premises, including yard, lot and grounds, premises, walkways, and driveway clean and free of rubbish, trash, and debris;

b.	Dispose from the Leased Premises all ashes, rubbish, garbage and other waste in a cleanand safe manner in compliance with community standards;

c.	Keep all plumbing fixtures in the Leased Premises as clean as their condition permits;

d.	Provide written notice to Landlord in the event Tenant anticipates an absence of more thanseven (7) consecutive days

e.	Use in a reasonable manner all electrical, plumbing, sanitary, heating, ventilating, airconditioning and other facilities and appliances, including elevators, in the Leased Premises;

f.	Not deliberately or negligently destroy, deface, damage, impair or remove any part of the Leased Premises or knowingly permit any other person to do so;

g.	Conduct themselves and require other persons on the Leased Premises with Tenant’sconsent to conduct themselves in a manner that will not disturb Tenant’s neighbors’ peaceful enjoyment of their property;

h.	Inform the Landlord of any condition of which he has actual knowledge which may causedamage to the Leased Premises;

i.	Maintain the Leased Premises in substantially the same condition, reasonable wear andtear excepted, and comply with the requirements of applicable building and housing codes materially affecting health and safety; and

j.	Not perpetrate, allow or suffer any acts or omissions contrary to law or ordinance to becarried out upon the Leased Premises or in any common area. Tenant shall bear responsibility for any and all illegal acts or omissions upon the Leased Premises and shall be considered in breach of this Lease Agreement upon conviction of Tenant or any of Tenant’s family or invitees, licensees, and/or guests for any illegal act or omission upon the Leased Premises - whether known or unknown to Tenant.

k.	Only persons designated as a “Tenant” in this Lease Agreement or as further modified or agreed to in writing by Landlord shall reside in the Leased Premises. In the event that there are one or more additional persons that are: (i) over the age of 18 years old, (ii) not previously designated as a “Tenant” and (iii) occupying the Leased Premises for a period of at least three (3) consecutive days (“Temporary Occupant”), then, Tenant must, at least two (2) days prior to the frist day of such Temporary Occupant’s occupancy, (a) disclose the name of each Temporary Occupant and (b) upload a copy of such Temporary Occupant’s government-issued photo identification (i.e. passport, driver’s license), through the Tenant’s account on the Landa Resident App.

Tenant agrees that any violation of these provisions may constitute a breach of this Lease Agreement. Any expenses incurred by the Landlord to remedy any violations of this provision shall be reimbursed to Landlord by Tenant within (30) days of the receipt of an invoice from the Landlord. If Tenant fails to timely pay said invoice, Tenant shall be in default of this Lease Agreement.

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Modification of This Lease Agreement

Any modification of this Lease Agreement shall not be binding upon Landlord unless in writing and signed by Landlord or Landlord’s authorized agent. No oral representation shall be effective to modify this Lease Agreement. If, as per the terms of this paragraph, any provision of this Lease Agreement is newly added, modified, or stricken out, the remainder of this Lease Agreement shall remain in full force and effect.

Move Out

Upon vacating the Leased Premises, Tenant shall remove all personal possessions and rubbish, steam clean all floors in the dwelling unit, and leave the Leased Premises in “broom clean” condition, in as good or better state than when the Leased Premises were originally rented by Tenant. Any personal belongings left upon move out will be discarded and removal fees will be charged. Landlord will determine if any damage or wear in excess of normal expected wear was caused by Tenant and, if so, Landlord shall be entitled to apply any or all of the Security Deposit toward necessary repairs and maintenance. Tenant also shall return all keys and garage door openers, if applicable, and shall provide Landlord with a written statement of forwarding address. Within the time required by applicable law, Landlord will give to Tenant an itemized written statement of any amounts deducted and the reasons for the deductions from Tenant’s Security Deposit, along with a check for any balance of the Security Deposit due to Tenant.

Pest Control

General

Tenant, at their sole cost and expense, shall be responsible for all pest control the Leased Premises, except for in any common areas (as applicable). Subject to applicable law, Landlord shall have no responsibility for any damage done to Tenant or any other person or property at the Leased Premises as a result of pests or pest control treatment. In the event of an infestation or suspected infestation, Tenant must notify Landlord, as soon as possible. Tenant agrees to reimburse the Landlord for treatment cost if it is determined that any infestation commenced in the Leased Property through no fault of Landlord.

Bedbugs

“Bedbug” is the name given to a parasitic insect that feeds on the blood of warm-blooded animals, including humans. More information is available at the website for the U.S. Centers for Disease Control: www.cdc.gov/nceh/ehs/topics/bedbugs.htm. Landlord has no knowledge of any bedbug infestation or presence in the Leased Premises.

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It is unlawful and a material breach of this Lease Agreement for Tenant to allow any materials that are infested with bedbugs to be brought to the Leased. To reduce the risk of bedbugs Tenant should: (a) avoid used furniture, clothing, bedding (including mattresses) and luggage; (b) completely encase in a zippered cover any used mattress brought to the Leased Premises; (c) carefully inspect and clean any luggage used in traveling or brought to the Leased Premises by guests; and (d) avoid sharing vacuum cleaners with others and regularly empty and/or replace vacuum cleaner bags or canisters.

In the event of an actual or suspected bedbug infestation, Tenant shall provide Landlord with written notice immediately, but no later than five (5) days of Tenant’s discovery or suspicion of same. Failure to notify Landlord in writing within such 5-day period shall constitute a waiver by Tenant of any claim against Landlord associated with any such infestation, and treatment thereof shall be Tenant’s sole responsibility. If bedbugs are suspected or discovered in the Leased Premises after Tenant takes possession, Tenant and Landlord will fully cooperate in the treatment of the bedbugs. Tenant agrees that Landlord may access the Leased Premises without notice or consent at all reasonable times in order to inspect for bedbugs if Tenant has provided notice of bedbugs or if Landlord has reason to believe that bedbugs may be present in the Leased Premises. Moreover, if Tenant knowingly brings items into the dwelling unit that contain bedbugs, fails to take reasonable precautions to avoid bringing bedbugs into the dwelling unit, fails to provide notice to Landlord of the presence or suspected presence of bedbugs within 48 hours of when evidence of bedbugs is discovered, or fails to fully cooperate in the inspection or treatment of the Leased Premises when bedbugs are reasonably suspected, Landlord may consider such as a material breach of this Lease Agreement and terminate this Lease Agreement upon notice to Tenant and in accordance with the Local Laws. If it is determined, in Landlord’s sole and absolute discretion, that the presence of bedbugs is a result of Tenant’s failure to comply with the terms of this Section, Tenant shall be liable for the cost of treatment and, in any event, Tenant shall be liable for any cost incurred if after notice Tenant does not make the Leased Premises available and ready for treatment, including taking any necessary pre-treatment action, or does not follow any post-treatment instructions. Tenant agrees that Tenant and all other occupants, guests and animals may be required to vacate the Leased Premises during treatment. Further, if Tenant’s failure to notify Landlord of the presence or suspected presence of bedbugs or failure to fully cooperate in the treatment of bedbugs’ results in the return of bedbugs to the Leased Premises or the spread of bedbugs to other properties, Tenant shall be liable for all damages that result.

Tenant’s Initial: ______

Notices

All notices from Tenant to Landlord under this Lease Agreement shall be delivered to the following address:

Landa Holdings, Inc.

6 West 18th Street,12th Floor

New York, NY 10011

Any giving of notice under this Lease Agreement or applicable North Carolina law shall be made by Tenant in writing and delivered through the Landa Resident App. If the Landa Resident App is unavailable, then all notices shall be made in writing and delivered to the address noted above, either by hand delivery or by mail. Certified or registered mail is recommended. Delivery by mail shall not be considered complete until actual receipt by Landlord or Landlord’s agent.

Any notices from Landlord to Tenant shall be in writing and shall be deemed sufficiently served upon Tenant when deposited in the mail addressed to the Leased Premises, or addressed to Tenant’s last known post office address, or hand-delivered, or placed in Tenant’s mailbox. If Tenant is more than one person, then notice to one shall be sufficient as notice to all.

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Lead-Based Paint Disclosure

Housing built before 1978 may contain lead-based paint. Lead from paint, paint chips, and dust can pose health hazards if not managed properly. Lead exposure is especially harmful to young children and pregnant women. Before renting pre-1978 housing, lessors must disclose the presence of known lead-based paint and/or lead-based paint hazards in the dwelling. Lessees must also receive a federally approved pamphlet on lead poisoning prevention.

Landlord has conformed with all federal requirements regarding lead-based paint disclosure including the completion and mutual signing with Tenant and any agents, of the Lead-Based Paint Disclosure Form attached hereto and incorporated into this Lease Agreement as a part hereof.

All associated information required by the Disclosure Form (if any) was furnished to Tenant, and Tenant received the EPA pamphlet “Protect Your Family from Lead in Your Home.” Agent has informed the Landlord of Landlord’s obligations under 42 U.S. Code 4852(d) and is aware of his/ her responsibility to ensure compliance.

Tenant’s Initial: ______

Agent’s Initial: ______

Condition of the Leased Premises

Tenant hereby acknowledges that Tenant has examined the Leased Premises prior to the signing of this Lease Agreement, or knowingly waived said examination. Tenant acknowledges that Tenant has not relied on any representations made by Landlord or Landlord’s agents regarding the condition of the Leased Premises and that Tenant takes premises in its as-is condition with no express or implied warranties or representations beyond those contained herein or required by under applicable law. Tenant agrees not to damage the Leased Premises through any act or omission, and to be responsible for any damages sustained through the acts or omissions of Tenant, Tenant’s family, or Tenant’s invitees, licensees, and/or guests.

If such damages are incurred, Tenant is required to pay for any resulting repairs at the same time and in addition to the next month’s Monthly Rent payment, with consequences for non-payment identical to those for non-payment of the Monthly Rent described herein. At the expiration or termination of the Lease Agreement, Tenant shall return the Leased Premises in as good condition as when taken by Tenant at the commencement of this Lease Agreement, with only normal wearand-tear excepted.

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Obligations And Duties of Landlord

Landlord must keep the Leased Premises in repair. All requests for repair should be made via the Landa Resident App. Any requests for repair that are deemed to be the responsibility of the Tenant shall be subject to an on-site repair fee, in an amount not to exceed $25.

Abandonment

If Tenant abandons or vacates the Leased Premises for a time-period that is the minimum set by applicable or seven (7) days, whichever is less, while in default of the payment of portion of the Monthly Rent, Landlord may consider any property left on the Leased Premises to be abandoned and may dispose of the same in any manner allowed by law, without responsibility or liability therefor. In the event the Landlord reasonably believes that such abandoned property has no value, it may be discarded. All property on the Leased Premises is hereby subject to a lien in favor of Landlord for payment of all sums due hereunder, to the maximum extent allowed by law. In the event of a default by Tenant, Landlord may elect to (a) continue the lease in effect and enforce all his rights and remedies hereunder, including the right to recover any amount of the Monthly Rent as it comes due, or (b) at any time, terminate all of Tenant’s rights hereunder and recover from Tenant all damages Landlord may incur by reason of the breach of the lease, including the cost of recovering the Leased Premises, and including the worth at the time of such termination, or at the time of an award if suit be instituted to enforce this provision, of the amount by which the unpaid portion of the Monthly Rent for the balance of the term exceeds the amount of such rental loss which the Tenant proves could be reasonably avoided.

Heirs And Assigns

It is agreed and understood that all covenants of this lease shall succeed to and be binding upon the respective heirs, executors, administrators, successors and, except as provided herein, assigns of the parties hereto, but nothing contained herein shall be construed so as to allow the Tenant to transfer or assign this lease in violation of any term here of.

No Illegal Use

Tenant shall not perpetrate, allow or suffer any acts or omissions contrary to law or ordinance to be carried out upon the leased premises or in any common area. Tenant shall bear responsibility for any and all illegal acts or omissions upon the leased premises and shall be considered in breach of this Lease upon conviction of Tenant or any of Tenant’s family or invitees, licensees, and/or guests for any illegal act or omission upon the leased premises- whether known or unknown to Tenant.

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Nature Of Occupancy

As a special consideration and inducement for the granting of this Lease by the Landlord to the Tenant, the personal residence described above shall be used and occupied only by the members of the Tenant’s family or others whose names and ages are set forth below: Alesia Miller, 38

Notice Of Injuries

In the event of any significant injury or damage to Tenant, Tenant’s family, or Tenant’s invitees, licensees, and/or guests, or any personal property, suffered in the Leased Premises or in any common area, written notice of same shall be provided by Tenant to Landlord at the address designated for delivery of notices, as soon as possible but not later than five (5) days after said injury or damage. Failure to provide such notice shall constitute a breach of this Lease Agreement.

Pets

All pets, as well as information about each pet’s breed, must be disclosed and approved by the Landlord during the application process. There will be no more than 3 animals per Leased Premises (if allowed)” The Landlord may approve or reject any such requests, acting in its sole discretion. A non-refundable pet fee of $      per pet must be pa       r any approved pets disclosed and agreed upon. Any pet found to be residing at the Leased Premises that was not subject to prior approved by the Landlord will be considered a breach of this Lease Agreement, and Tenant subject to the standard pet fee of $      per pet, as well as further action, including, but not lim      to, evictions. Tenant understands and agrees that this non-refundable fee is for the privilege of having a pet on the Leased Premises and does not cover any damages caused by the pet. Tenant understands and agrees, that any damages caused by a pet are to be deducted from the Tenant’s security deposit. Furthermore, if damages caused by a pet exceed the amount of Tenant’s security deposit, Tenant will be responsible to pay for the difference in cost. Tenant agrees that if in the opinion of the Landlord, the pet(s) becomes a nuisance, the pet(s) will be removed from the Leased Premises, or upon written notice from the Landlord, the Tenant will move immediately. Please note: The dog breeds below are not allowed under ANY circumstances, nor are any dogs that are a mix of these breeds: Akita, Alaskan Malamute, Staffordshire Terrier, Chow, Doberman Pinscher, Pit Bull or Any Pit bull hybrid mix, Rottweiler Siberian Husky, Staffordshire Bull Terrier, German Shepherd, Great Danes, Mastiff, and any Wolf Hybrid.

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Destruction/Condemnation of Leased Premises

In the event the Leased Premises shall be destroyed or rendered totally untenable by fire, windstorm, or any other cause beyond the control of Landlord, or shall be taken by eminent domain, then this Lease Agreement shall cease and terminate as of the date of such destruction or taking, and the amount of Monthly Rent payable shall then be accounted for between Landlord and Tenant up to the time of such damage or destruction or taking of said Leased Premises as if being prorated as of that date.

Monthly Rent Payments

Tenant agrees that the Monthly Rent shall be paid in lawful money of the United States via the Landa Resident App. Tenant agrees that the Monthly Rent will be deemed paid only once Landlord or Landlord’s agent receives the Monthly Rent. If there are multiple Tenants signed to this Lease Agreement, all such Tenants are jointly, severally and individually bound by, and liable under, the terms and conditions of this Lease Agreement. A judgment entered against one Tenant shall be no bar to an action against other Tenants. Tenant agrees that If the Monthly Rent is not paid by the end of the fifth (5th) business day following the Payment Date, Tenant shall pay a late charge equal to the greater of (i) fifteen dollars ($15) or (ii) five percent (5%) of the Monthly Rent, as allowed under the applicable North Carolina law. Tenant’s failure to pay any portion of the Monthly Rent or fee or expenses due hereunder, shall constitute a default under this Lease Agreement. In that event, Landlord may, without limiting any of its other rights and remedies, terminate Tenant’s occupancy and commence eviction proceedings, and to take any actions available to Landlord under applicable law. Tenant shall continue to be liable for all portion of the Monthly Rent and all other fees or expenses payable hereunder, as well as any fees or expenses incurred by the Landlord in connection with the collection of any unpaid portion of the Monthly Rent by the Tenant.

Governing Law

This Lease Agreement is governed by the statutory and case law of the State of North Carolina. See North Carolina General Statutes §42 for more information. If you wish to receive a hard copy of this Lease Agreement before you sign, please email us at hi@landa.app.

Military Service

In the event the Tenant is, or hereafter becomes, a member of the United States Armed Forces on extended active duty and hereafter the Tenant receives permanent change of station orders to depart from the area where the Leased Premises are located, or is relieved from active duty, retires or separates from the military, or is ordered into military housing, then in any of these events, the Tenant may terminate this lease upon giving thirty (30) days written notice to the Landlord. The Tenant shall also provide to the Landlord a copy of the official orders or a letter signed by the tenant’s commanding officer, reflecting the change, which warrants termination under this clause. The Tenant will pay the prorated amount of the Monthly Rent for any days (he/she) occupy the dwelling past the first day of the month.

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Assignment

Tenant expressly agrees that the Leased Premises nor any portion thereof shall not be assigned or sublet by Tenant without the prior written consent of Landlord. Landlord may sell, transfer or assign, in whole or in part, its rights and obligations under this Lease Agreement and in the Leased Premises provided such transferee assumes all obligations of Landlord under this Lease Agreement. Any such sale, transfer or assignment shall, upon the assumption by the transferee of Landlord’s obligations hereunder, release Landlord from all liabilities under this Lease Agreement arising after the date of such sale, assignment or transfer, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligation.

It is agreed and understood that all covenants of this Lease Agreement shall succeed to and be binding upon the respective heirs, executors, administrators, successors and, except as provided herein, assigns of the parties hereto, but nothing contained herein shall be construed so as to allow the Tenant to transfer or assign this Lease Agreement in violation of any term hereof.

No Waiver

The failure of Landlord to insist upon the strict performance of the terms, covenants, and agreements herein shall not be construed as a waiver or relinquishment of Landlord’s right thereafter to enforce any such term, covenant, or condition, but the same shall continue in full force and effect. No act or omission of Landlord shall be considered a waiver of any of the terms or conditions of this Lease, nor excuse any conduct contrary to the terms and conditions of this Lease Agreement, nor be considered to create a pattern of conduct between the Landlord and Tenant upon which Tenant may rely upon if contrary to the terms and conditions of this Lease Agreement.

Materiality of Application to Rent

All representations made by Tenant(s) in connection with Tenant’s rental application (or any similar document) are material to the grant of this Lease Agreement, and this Lease Agreement is granted only on condition of the truthfulness and accuracy of said representations. If a failure to disclose or lack of truthfulness is discovered, Landlord may deem Tenant to be in breach of this Lease Agreement.

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Term Of Lease

This Lease shall commence                                                                              unless renewed or extended pursuant to the terms herein.

Electronic Signature

Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of the electronic signature include Tenant signing this Lease Agreement by typing in Tenant’s name, with the underlying software recording Tenant’s IP address, Tenant’s browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Lease Agreement will be available to both Tenant and Landlord, so they can store and access it at any time, and it will be stored and accessible on the Landa Tenant App and hosting provider, including backups. Tenant and Landlord each hereby consents and agrees that electronically signing this Lease Agreement constitutes Tenant’s signature, acceptance, and agreement as if actually signed by Tenant in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or thirdparty verification will not in any way affect the enforceability of Tenant’s signature or resulting contract between Tenant and Landlord. Tenant understands and agrees that Tenant’s esignature executed in conjunction with the electronic submission of this Lease Agreement shall be legally binding and such transaction shall be considered authorized by Tenant. Tenant agrees its electronic signature is the legal equivalent of Tenant’s manual signature on this Lease Agreement and Tenant consents to be legally bound by each of the terms and conditions of this Lease Agreement. Furthermore, Tenant and Landlord each hereby agrees that all current and future notices, confirmations and other communications regarding the Agreements specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Lease Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients’ spam filters by the recipients’ email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients’ service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including, but not limited to, postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to Tenant, and if Tenant desires physical documents, then Tenant agrees to be satisfied by directly and personally printing, at Tenant’s own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that Tenant desires. Tenant’s Consent is Hereby Given: By signing this Lease Agreement electronically, Tenant is explicitly agreeing to receive documents electronically including Tenant’s copy of this Lease Agreement as well as ongoing disclosures, communications and notices.

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If Tenant abandons or vacates the Leased Premises for a time-period that is the minimum set by applicable or seven (7) days, whichever is less, while in default of the payment of portion of the Monthly Rent, Landlord may consider any property left on the Leased Premises to be abandoned and may dispose of the same in any manner allowed by law, without responsibility or liability therefor. In the event the Landlord reasonably believes that such abandoned property has no value, it may be discarded. All property on the Leased Premises is hereby subject to a lien in favor of Landlord for payment of all sums due hereunder, to the maximum extent allowed by law. In the event of a default by Tenant, Landlord may elect to (a) continue the lease in effect and enforce all his rights and remedies hereunder, including the right to recover any amount of the Monthly Rent as it comes due, or (b) at any time, terminate all of Tenant‚Äôs rights hereunder and recover from Tenant all damages Landlord may incur by reason of the breach of the lease, including the cost of recovering the Leased Premises, and including the worth at the time of such termination, or at the time of an award if suit be instituted to enforce this provision, of the amount by which the unpaid portion of the Monthly Rent for the balance of the term exceeds the amount of such rental loss which the Tenant proves could be reasonably avoided.

All pets, as well as information about each pet‚Äôs breed, must be disclosed and approved by the Landlord during the application process. There will be no more than 3 animals per Leased Premises (if allowed)” The Landlord may approve or reject any such requests, acting in its sole discretion. A non-refundable pet fee of $ o be residing at the                                                                                     e Landlord will be considered a breach of this Lease Agreement, and Tenant subject to the standard pet fee of $          per pet, as well as further action, including, but not limited to, evictions.

Tenant understands and agrees that this non-refundable fee is for the privilege of having a pet on the Leased Premises and does not cover any damages caused by the pet. Tenant understands and agrees, that any damages caused by a pet are to be deducted from the Tenant‚Äôs security deposit. Furthermore, if damages caused by a pet exceed the amount of Tenant‚Äôs security deposit, Tenant will be responsible to pay for the difference in cost. Tenant agrees that if in the opinion of the Landlord, the pet(s) becomes a nuisance, the pet(s) will be removed from the Leased Premises, or upon written notice from the Landlord, the Tenant will move immediately. Please note: The dog breeds below are not allowed under ANY circumstances, nor are any dogs that are a mix of these breeds: Akita, Alaskan Malamute, Staffordshire Terrier, Chow, Doberman Pinscher, Pit Bull or Any Pit bull hybrid mix, Rottweiler Siberian Husky, Staffordshire Bull Terrier, German Shepherd, Great Danes, Mastiff, and any Wolf Hybrid.

Upon vacating the Leased Premises, Tenant shall remove all personal possessions and rubbish, steam clean all floors in the dwelling unit, and leave the Leased Premises in ‚Äúbroom clean‚Äù condition, in as good or better state than when the Leased Premises were originally rented by Tenant. Any personal belongings left upon move out will be discarded and removal fees will be charged. Landlord will determine if any damage or wear in excess of normal expected wear was caused by Tenant and, if so, Landlord shall be entitled to apply any or all of the Security Deposit toward necessary repairs and maintenance. Tenant also shall return all keys and garage door openers, if applicable, and shall provide Landlord with a written statement of forwarding address. Within the time required by applicable law, Landlord will give to Tenant an itemized written statement of any amounts deducted and the reasons for the deductions from Tenant’s Security Deposit, along with a check for any balance of the Security Deposit due to Tenant.

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All notices from Tenant to Landlord under this Lease Agreement shall be delivered to the following address:

Landa Holdings, Inc.

6 West 18th Street,12th Floor

New York, NY 10011

Any giving of notice under this Lease Agreement or applicable North Carolina law shall be made by Tenant in writing and delivered through the Landa Resident App. If the Landa Resident App is unavailable, then all notices shall be made in writing and delivered to the address noted above, either by hand delivery or by mail. Certified or registered mail is recommended. Delivery by mail shall not be considered complete until actual receipt by Landlord or Landlord‚Äôs agent. Any notices from Landlord to Tenant shall be in writing and shall be deemed sufficiently served upon Tenant when deposited in the mail addressed to the Leased Premises, or addressed to Tenant‚Äôs last known post office address, or hand-delivered, or placed in Tenant‚Äôs mailbox.

If Tenant is more than one person, then notice to one shall be sufficient as notice to all.

In the event the Tenant is, or hereafter becomes, a member of the United States Armed Forces on extended active duty and hereafter the Tenant receives permanent change of station orders to depart from the area where the Leased Premises are located, or is relieved from active duty, retires or separates from the military, or is ordered into military housing, then in any of these events, the Tenant may terminate this lease upon giving thirty (30) days written notice to the Landlord. The Tenant shall also provide to the Landlord a copy of the official orders or a letter signed by the tenant’s commanding officer, reflecting the change, which warrants termination under this clause. The Tenant will pay the prorated amount of the Monthly Rent for any days (he/she) occupy the dwelling past the first day of the month.

Tenant may, upon the written consent of Landlord, terminate this Lease Agreement prior to expiration of the term of this Lease Agreement; provided however, that Tenant must provide Landlord no less than thirty (30) days prior written notice of such early termination and comply with the ‚Äúmove out‚Äù procedures set forth in below.

In the event that Tenant is permitted to terminate the Lease Agreement pursuant to this Section [9], then Tenant shall pay an amount equal up to two (2) months of the Monthly Rent as an early termination fee (‚ÄúEarly Termination Fee‚Äù). The Landlord shall waive its right to seek additional Monthly Rent payments beyond the month in which Landlord retakes possession.

General

Tenant, at their sole cost and expense, shall be responsible for all pest control the Leased Premises, except for in any common areas (as applicable). Subject to applicable law, Landlord shall have no responsibility for any damage done to Tenant or any other person or property at the Leased Premises as a result of pests or pest control treatment. In the event of an infestation or suspected infestation, Tenant must notify Landlord, as soon as possible. Tenant agrees to reimburse the Landlord for treatment cost if it is determined that any infestation commenced in the Leased Property through no fault of Landlord.

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Bedbugs‚ ÄúBedbug‚Äù is the name given to a parasitic insect that feeds on the blood of warm-blooded animals, including humans. More information is available at the website for the U.S. Centers for Disease Control: www.cdc.gov/nceh/ehs/topics/bedbugs.htm. Landlord has no knowledge of any bedbug infestation or presence in the Leased Premises.

It is unlawful and a material breach of this Lease Agreement for Tenant to allow any materials that are infested with bedbugs to be brought to the Leased. To reduce the risk of bedbugs Tenant should: (a) avoid used furniture, clothing, bedding (including mattresses) and luggage; (b) completely encase in a zippered cover any used mattress brought to the Leased Premises; (c) carefully inspect and clean any luggage used in traveling or brought to the Leased Premises by guests; and (d) avoid sharing vacuum cleaners with others and regularly empty and/or replace vacuum cleaner bags or canisters.

In the event of an actual or suspected bedbug infestation, Tenant shall provide Landlord with written notice immediately, but no later than five (5) days of Tenant‚Äôs discovery or suspicion of same. Failure to notify Landlord in writing within such 5-day period shall constitute a waiver by Tenant of any claim against Landlord associated with any such infestation, and treatment thereof shall be Tenant‚Äôs sole responsibility. If bedbugs are suspected or discovered in the Leased Premises after Tenant takes possession, Tenant and Landlord will fully cooperate in the treatment of the bedbugs. Tenant agrees that Landlord may access the Leased Premises without notice or consent at all reasonable times in order to inspect for bedbugs if Tenant has provided notice of bedbugs or if Landlord has reason to believe that bedbugs may be present in the Leased Premises. Moreover, if Tenant knowingly brings items into the dwelling unit that contain bedbugs, fails to take reasonable precautions to avoid bringing bedbugs into the dwelling unit, fails to provide notice to Landlord of the presence or suspected presence of bedbugs within 48 hours of when evidence of bedbugs is discovered, or fails to fully cooperate in the inspection or treatment of the Leased Premises when bedbugs are reasonably suspected, Landlord may consider such as a material breach of this Lease Agreement and terminate this Lease Agreement upon notice to Tenant and in accordance with the Local Laws. If it is determined, in Landlord‚Äôs sole and absolute discretion, that the presence of bedbugs is a result of Tenant‚Äôs failure to comply with the terms of this Section, Tenant shall be liable for the cost of treatment and, in any event, Tenant shall be liable for any cost incurred if after notice Tenant does not make the Leased Premises available and ready for treatment, including taking any necessary pre-treatment action, or does not follow any post-treatment instructions. Tenant agrees that Tenant and all other occupants, guests and animals may be required to vacate the Leased Premises during treatment. Further, if Tenant‚Äôs failure to notify Landlord of the presence or suspected presence of bedbugs or failure to fully cooperate in the treatment of bedbugs‚Äô results in the return of bedbugs to the Leased Premises or the spread of bedbugs to other properties, Tenant shall be liable for all damages that result.

Tenant‚Äôs Initial: ______

Grant Of Lease

Landlord does hereby lease unto Tenant, and Tenant does hereby rent from Landlord, solely for use as a personal residence, excluding all other uses, the personal residence located in USA, NC, with address of: 301 Woodstream Drive, Gastonia, NC, USA

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Security Deposit

Tenant shall be liable to Landlord for all damages to the Leased Premises upon the termination of this Lease Agreement, ordinary wear and tear excepted. The Security Deposit shall be paid prior to Tenant’s occupancy of the Premises and shall be administered in accordance with the North Carolina Tenant Security Deposit Act (N.C.G.S. § 42-50 et. seq.) (the “Tenant Security Deposit Act”). The Security Deposit may, in the discretion of the Landlord, be deposited in an interest-bearing account with the bank or savings institution designated by the Landlord. Any interest earned upon the Security Deposit shall accrue for the benefit of, and shall be paid to, the Landlord, or as the Landlord directs. Such interest, if any, may be withdrawn by Landlord from such account as it accrues as often as is permitted by the terms of the account.

At the expiration or termination of the Lease Agreement, the Landlord may deduct from the Security Deposit amounts permitted under the Tenant Security Deposit Act. If there is more than one person listed as Tenant, Landlord may, in Landlord’s discretion, pay any balance of the Security Deposit to any such person, and the other person(s) agree to hold Landlord harmless for such action. If the Tenant’s address is unknown to the Landlord, the Landlord may deduct any permitted amounts and shall then hold the balance of the Security Deposit for the Tenant’s collection.

Tenant may not apply the Security Deposit to any portion of the Monthly due under this Lease Agreement. If Landlord sells or assigns the Leased Premises, Landlord shall have the right to transfer Tenant’s Security Deposit to the new owner or assignee to hold under this Lease Agreement, and upon so doing Landlord shall be released from all liability to Tenant for return of said Security Deposit.

Possession Of Leased Premises

Tenant shall not be entitled to possession of the Leased Premises designated for lease until the security deposit and first month’s rent (or prorated portion thereof), less any applicable promotional discount, is paid in full and the Leased Premises designated for lease is vacated by the prior tenant.

Landlord’s Right To Mortgage

Tenant agrees to accept the Leased Premises subject to and subordinate to any existing or future mortgage or other liens, and Landlord reserves the right to subject Leased Premises to same. Tenant agrees to and hereby irrevocably grants Landlord power of attorney for Tenant for the sole purpose of executing and delivering in the name of the Tenant any document(s) related to the Landlord’s right to subject the Leased Premises to a mortgage or other lien.

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Maintenance; Alterations

Tenant, at their sole cost and expense, shall be responsible for the performance of all maintenance and repairs in, around, and of the Leased Premises that do not constitute a Major Repair (as defined below) and are not Landlord’s obligation pursuant to applicable law, including, but not limited to, maintaining the Leased Premises in a clean, sanitary condition; routine insect control; replacement of light bulbs and smoke alarm batteries as needed; replacement of air and water filters no less frequently than once every ninety (90) days; maintenance of exterior landscaping, including trees, grass, and shrubs, and the proper disposal of all clippings and waste (unless other specific requirements are imposed by any applicable Homeowner’s Association (“HOA”) rules and regulations). Tenant shall be solely responsible for rectifying any HOA violations (if applicable) , in a timely manner, as well as payment of any corresponding fees and expenses. Tenant shall also be responsible for repair or replacement of any broken glass, regardless of cause, to the extent required under applicable law; and all repairs or replacements necessitated by Tenant or Tenant’s family, pets or guests, excluding ordinary wear and tear. Any damage to the Leased Premises caused by Tenant’s pets shall not be considered normal wear and tear. As used herein, “Major Repairs” shall means any maintenance and repairs of items that significantly impact habitability of the Leased Premises as determined by Landlord in its sole and absolute discretion or by applicable laws, shall be deemed “Major Repairs.” Landlord shall be responsible for Major Repairs, including repairs to the building structure, foundation, heating and air conditioning systems, roofing, mechanical, electrical, and plumbing systems.

Tenant, at its sole cost and expense, shall be responsible for installation and maintenance of any items required for the protection of the Leased Premises against extreme weather conditions, storms, and natural disasters. Tenant agrees to protect pipes and water fixtures against freezing. If an official hurricane “warning” is issued, Tenant also agrees to install hurricane shutters and prepare the Leased Premises for a hurricane and to remove such protections when such warning is lifted or expires.

Other than as expressly set forth herein, Tenant will not make any alterations, or improvements in or about the Leased Premises, including painting, wallpapering, adding or changing locks, installing antenna or satellite dish(es), placing signs, displays or exhibits, without the prior written consent of Landlord.

Any approved work performed on the Leased Premises whether by Tenant or other parties shall be as an independent contractor or agent of Leased Premises and not an employee or agent of Landlord. Tenant agrees that Tenant shall be accountable for any mishaps and/or accidents resulting from such work and shall defend, indemnify, and hold harmless Landlord and Landlord’s agents for, from and against all claims, losses and damages including mechanics and other liens. At Landlord’s election, all improvements to the Leased Premises shall be the property of Landlord and shall remain attached to the Leased Premises.

Landlord may, at Landlord’s sole discretion, hire contractors to perform maintenance or repairs at the Leased Premises; however, no contractor shall be considered an employee of Landlord. Tenant shall notify Landlord promptly if any contractor fails to perform requested maintenance or repairs. Notification to a contractor of any further maintenance or repair request beyond that communicated to Landlord does not constitute sufficient notice to Landlord, and Tenant agrees to make all maintenance and repair requests directly to Landlord in writing.

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Notice to Surrender

Any other provision of this Lease Agreement to the contrary notwithstanding, at least thirty (30) days prior to the expiration of the term of this Lease Agreement, as noted under the heading “TERM OF LEASE” above, Tenant shall give written notice to Landlord of Tenant’s intention to surrender the residence at the expiration of term of this Lease Agreement. If said written notice is not timely given, the Tenant shall become a month-to-month tenant as defined by applicable North Carolina law, and Landlord may increase Tenant’s Monthly Rent amount by 15% of the current Monthly Rent. All provisions of this Lease Agreement will remain in full force and effect, unless this Lease Agreement is extended or renewed for a specific term by written agreement of Landlord and Tenant.

If Tenant becomes a month-to-month tenant in the manner described above, Tenant must give a thirty (30) day written notice to Landlord of Tenant’s intention to surrender the residence. At any time during a month-to-month tenancy Landlord may terminate the month-to-month lease by serving Tenant with a written notice of termination, or by any other means allowed by applicable North Carolina law. Upon termination, Tenant shall vacate the Leased Premises.

Utilities

Tenant shall be responsible for contacting and arranging for any utility service not provided by the Landlord, and for any utilities not listed in the Lease Agreement. Tenant shall be responsible for having same utilities disconnected on the day Tenant delivers the Leased Premises back unto Landlord upon termination or expiration of this Lease Agreement. Tenant understands that all utility services must remain active in the Tenant’s name and that any disconnection of service would be a breach of this Lease Agreement.

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WITNESS THE SIGNATURES OF THE PARTIES TO THIS RESIDENTIAL LEASE AGREEMENT:

Landlord:

Landa Properties LLC

Tenant:

Agent:

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Disclosure regarding lead-based paint and/or lead-based paint hazards lead

Housing built before 1978 may contain lead-based paint. Lead from paint, paint chips, and dust can pose health hazards if not managed properly. Lead exposure is especially harmful to young children and pregnant women. Before renting pre-1978 housing, lessors must disclose the presence of known lead-based paint and/or lead-based paint hazards in the dwelling. Lessees must also receive a federally approved pamphlet on lead poisoning prevention. Lessor has no knowledge of lead-based paint and/or lead-based paint hazards in the housing. Lessee’s acknowledge that lessee has received copies of all information listed above. lessee has received the pamphlet “Protect Your Family from Lead in Your Home”. Agent has informed the lessor of the lessor’s obligations under 42 u.s.c. 4852(d) and is aware of his/her responsibility to ensure compliance.

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WITNESS THE SIGNATURES OF THE PARTIES TO THIS RESIDENTIAL LEASE AGREEMENT:

Landlord:

Landa Properties LLC

Tenant:

Agent:

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Bed Bug Addendum

Tenant confirms that all furnishings and personal properties to be moved into the leased premises by each of the individuals identified in Section 2 of the Residential Lease Agreement by and between the Tenant and the Landlord (the “Lease”), are free of bed bugs.

Tenant hereby agrees to prevent and control possible infestation by adhering to the below list of responsibilities for the duration of the tenancy:

1.	Inspection. The Tenant shall regularly conduct inspections for any bed bugs. If you (or anyone at the leased premise) stays in a hotel or another home, inspect all clothing, luggage, shoes, and personal belongings for signs of bedbugs before re-entering the leased premises. Check backpacks, shoes, hats, and clothing after using public transportation or visiting theaters. After guests visit, inspect beds, bedding and upholstered furniture for signs of bedbug infestation.

2.	Duty to Report. Tenant immediately shall report any problems immediately to Landlord. Even a few bedbugs can rapidly multiply to create a major infestation that can spread to other premises. Manager will then be given access to the leased premises for inspection within 24 hours of Tenant being given notice.

3.	Mandatory Cooperation. Tenant shall cooperate with pest control efforts. If the leased premises or a neighbor’s premises is infested, a pest management professional will be called in to inspect and eradicate the problem. The pest management professional may provide you with a check list and instructional pamphlet before treatment begins.

4.	Bedbug Treatment. Tenant hereby acknowledge that they are obligated to compensate Landlord for any expenses that may include, but are not exclusive to, legal fees, extermination fees and specialist fees that may occur due to infestations in the leased premises. In addition, Tenant must comply with recommendations and requests from the pest control specialist prior to professional treatment including but not limited to:

a.	Place all bedding, drapes, curtains and small rugs in plastic bags for transport to laundry or dry cleaners.

b.	Heavily infested mattresses are not salvageable and must be sealed in plastic and disposed of properly. Contact Landlord for removal and disposal. Empty dressers, nightstands and closets completely. Remove all items from floors and bag all clothing shoes, boxes, toys, etc. Bag and tightly seal washables separately from non-washable items. Used plastic bags must be disposed of properly.

c.	Wash all machine-washable bedding, drapes, and clothing, on the hottest water temperature and dry on the highest heat setting. Items that cannot be washed must be taken to a dry cleaner who MUST be informed of the issue. You must safely discard ALL items that cannot be decontaminated.

d.	Vacuum all floors, including the inside of closets. Vacuum all furniture including inside drawers and nightstands, mattresses, and box springs. Carefully remove vacuum bags, sealing them tightly in plastic and discarding of properly. Use a brush attachment to dislodge eggs.

e.	Move furniture to the center of the room so that technicians can easily treat carpet edges where bedbugs congregate, as well as walls and furniture surfaces. Items must be removed from the closets to allow for treatment.

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5.	Compliance. Tenant shall ensure that Tenant, each of the individuals identified in Section2 of the Lease, and any guest occupying or using the leased premises comply with the terms and conditions of this Addendum.

6.	Indemnification. Tenant agrees to indemnify and hold the Landlord, its affiliates, and any of its or their directors, officers, employees, agents and consultants harmless from any actions, claims, losses, damages and expenses including but not limited to attorneys’ fees that Landlord may incur as a result of the negligence of Tenant, any of the individuals identified in Section 2 of the Lease, or any guest occupying or using the leased premises.

7.	Property Insurance. It is acknowledged that the Landlord/Property Management Company/ Agent shall not be liable for any loss of personal property to the Tenant, as a result of an infestation of bedbugs. Tenant agrees to obtain personal property insurance to cover such losses.

8.	Default. Any default of this Addendum, or of the Lease by Tenant, or any of the individuals identified in Section 2 of the Lease, shall entitle Landlord to pursue all rights and remedies available under this Addendum, the Lease, or applicable law including, but not limited to, terminating the Tenant’s right to possession of the leased premises for material noncompliance. The following will be considered material non-compliance of the Lease and Addendum:

a.	Any misrepresentation by the Tenant in this Addendum.

b.	Refusal to execute any agreement with the Landlord for the treatment of the bed bugs.

c.	Failure to properly notify the landlord of the presence of bedbugs.

d.	Failure to adequately prepare for treatment in the sole discretion of the pest control professional.

e.	Refusal to allow the Landlord to inspect the premises.

f.	Failure of the Tenant to have personal property insurance to cover damage or losses tofurniture.

g.	Any action that prevents treatment of the leased premises or potentially exasperates or increases the bedbug issue.

9.	Conflicts. To the extent that the terms of this Addendum are inconsistent with the terms of the Lease, the terms of this Addendum shall control. By signing below, the undersigned Tenant agrees and acknowledge having read and understood this addendum.

By signing below, the undersigned Tenant agree and acknowledge having read and understood this addendum.

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WITNESS THE SIGNATURES OF THE PARTIES TO THIS RESIDENTIAL LEASE AGREEMENT:

Landlord:

Landa Properties LLC

Tenant:

Agent:

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